As filed with the Securities And Exchange Commission on March 19, 2004
                                          Registration Statement No. ___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ________________________________

                              SPARTECH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                              43-0761773
   (State or Other Jurisdiction of        (IRS Employer Identification No.)
    Incorporation or Organization)

          120 South Central Avenue, Suite 1700, Clayton, Missouri 63105 (Address of Principal Executive Offices) ( Zip Code)

                        ________________________________

                              SPARTECH CORPORATION
                          2004 EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)

                        ________________________________

                                Jeffrey D. Fisher
                  Vice President, General Counsel and Secretary
                              Spartech Corporation
                      120 South Central Avenue, Suite 1700
                            St. Louis, Missouri 63105
                     (Name and Address of Agent for Service)

                                 (314) 721-4242
          (Telephone Number, Including Area Code, of Agent for Service)

                        ________________________________

                         CALCULATION OF REGISTRATION FEE
                                     Proposed       Proposed        Amount Of
   Title Of Each     Amount To Be     Maximum       Maximum       Registration
      Class Of        Registered     Offering      Aggregate           Fee
  Securities To Be                   Price Per   Offering Price
     Registered                        Unit
------------------   -----------   -----------   --------------  ---------------
 Common stock, $.75    3,000,000    $23.50 (1)   $70,500,000.00   $8,932.35 (2)
     par value          shares

(1) Average of the high and low trading prices of the common stock reported in the consolidated reporting system as of March 16, 2004, a date within five business days prior to the date of filing of the registration statement.

(2) Because the issue or exercise prices of the securities to be issued under the plan are not currently known, the registration fee is calculated pursuant to Rules 457(h) and 457(c).

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.



                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 3.  Incorporation of Documents by Reference.

    The following documents previously filed by the registrant with the Securities and Exchange Commission are hereby incorporated by reference into this registration statement:

    (a)(1) The registrant's annual report on Form 10-K for the fiscal year ended November 1, 2003, filed with the Securities and Exchange Commission on January 16, 2004;

    (b)(1) The registrant's quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2004, filed with the Securities and Exchange Commission on March 4, 2004;

         (2) The registrant's current reports on Form 8-K filed with the Securities and Exchange Commission on December 11, 2003, January 20, 2004, March 4, 2004 and March 11, 2004;

         (3) All other reports filed by the registrant or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the registrant document referred to in (a) above;

    (c)(1) The description of the registrant's common stock set forth in Amendment No. 1 to the registrant's registration statement on Form 8-A dated November 28, 1994, filed with the Securities and Exchange Commission on May 17, 1999 under the Securities Exchange Act of 1934; and

         (2) The description of the Series Z Preferred Stock Purchase Rights attached to the registrant's common stock set forth in the registrant's registration statement on Form 8-A12B filed with the Securities and Exchange Commission on April 5, 2001.

    All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    The validity, authorization and issuance of the shares of common stock offered by this prospectus has been passed upon for Spartech by Jeffrey D. Fisher, Esq., an attorney licensed in the State of Missouri. Mr. Fisher has been employed by Spartech since July, 1999 and currently serves as its Vice President, General Counsel and Secretary.

Item 6.  Indemnification of Directors and Officers.

    Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through charter or bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

    Section Eighth of the registrant's Restated Certificate of Incorporation provides for indemnification of the registrant's directors and officers in a variety of circumstances against a variety of liabilities, which may include liabilities under the Securities Act of 1933, as amended.

    The registrant has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Restated Certificate of Incorporation. These agreements, among other things, indemnify the registrant's directors and officers to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees), judgments, fines, penalties and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the registrant.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    A list of exhibits is set forth in the Exhibit Index appearing on page II-5 of this registration statement and is incorporated herein by reference.

Item 9.  Undertakings

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Clayton, State of Missouri, on March 16, 2004.



                                   Spartech Corporation



                                   By: s/Bradley B. Buechler
                                      Bradley B. Buechler
                                      Chairman of the Board, President
                                      and Chief Executive Officer

    Each person whose signature appears below hereby constitutes and appoints Bradley B. Buechler and Randy C. Martin, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                   Title                               Date Signed


 s/BRADLEY B. BUECHLER     Chairman of the Board, President,   March 16, 2004
 Bradley B. Buechler       Chief Executive Officer and Director
                           (Principal Executive Officer)


s/RANDY C. MARTIN           Executive Vice President,           March 18, 2004
 Randy C. Martin            Chief Financial Officer and Director
                       (Principal Financial and Accounting Officer)


 s/RALPH B. ANDY            Director                            March 17, 2004
 Ralph B. Andy


 s/LLOYD E. CAMPBELL        Director                            March 16, 2004
 Lloyd E. Campbell


 s/WALTER J. KLEIN          Director                            March 16, 2004
 Walter J. Klein


s/JACKSON W. ROBINSON       Director                            March 16, 2004
 Jackson W. Robinson


 s/RICHARD B. SCHERRER      Director                            March 16, 2004
 Richard B. Scherrer


 s/CRAIG A. WOLFANGER       Director                            March 16, 2004
 Craig A. Wolfanger

                                  EXHIBIT INDEX


Exhibit No. Description

   4.1      Spartech Corporation 2004 Equity Compensation Plan

   4.2      Rights Agreement between the registrant and Mellon Investor
            Services LLC dated April 2, 2001, incorporated by reference to
            Exhibit 99.1 to the registration statement on Form 8-A12B filed with the Securities and Exchange Commission on April 5, 2001

   5.1      Legal opinion regarding shares being registered

  23.1      Consent of independent public accountants

  23.2      Information Regarding Consent of Arthur Andersen LLP

  23.3      Consent of counsel (included in Exhibit 5.1)

  24.1      Powers of attorney (included on Page II-4)